Exhibit 99.3

PIEDRA ENERGY II, LLC

FINANCIAL SCHEDULE

DECEMBER 31, 2013

C O N T E N T S

Page

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL SCHEDULE

Schedule of Direct Operating Revenues and Direct Operating Expenses	2

Notes to Schedule of Direct Operating Revenues and Direct Operating Expenses	3

INDEPENDENT AUDITOR’S REPORT

To Piedra Energy II, LLC

We have audited the accompanying Schedule of Direct Operating Revenues and Direct Operating Expenses (the Schedule) of the Properties, as defined in Note 1 - Summary of Significant Accounting Policies for the year ended December 31, 2013, and the related footnotes.

Management’s Responsibility for the Schedule

Management is responsible for the preparation and fair presentation of the Schedule in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Schedule that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this schedule based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Schedule.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Schedule, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Schedule in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Schedule.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Schedule of Direct Operating Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects the direct operating revenues and direct operating expenses of the Properties for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas

April 8, 2014

PIEDRA ENERGY II, LLC

SCHEDULE OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2013

DIRECT OPERATING REVENUES	$28,862,386
DIRECT OPERATING EXPENSES	5,639,869

DIRECT OPERATING REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$23,222,517

See accompanying Notes to Schedule of Direct Operating

   Revenues and Direct Operating Expenses.

PIEDRA ENERGY II, LLC

NOTES TO SCHEDULE OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On April 8, 2014, Athlon Energy Inc. (the Purchaser), entered into a Purchase and Sale Agreement (the Agreement) with Piedra Energy II, LLC (the Company) and other non-operated interest owners in certain oil and gas assets (the Properties) operated by Piedra Operating, LLC (the Operator) a wholly owned subsidiary of the Company.  The aggregate purchase price, subject to adjustment as provided in the Agreement, is $291 million.

The Properties subject to the Agreement include the Company’s respective working and net revenue interest in the Holt, Mabee, Topo Chico, Kolb/Cooper and Cox prospects which are located in Martin, Pecos, and Reeves Counties, Texas and the revenue interest of the non-operated interest owners in the Holt prospect in Martin County, Texas. The accompanying Schedule of Direct Operating Revenues and Direct Operating Expenses (the Schedule) has been derived from the Operator’s historical financial records of the Properties for the year ended December 31, 2013.

This Schedule is not intended to be a complete presentation of the results of operations of the Properties as it does not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion and amortization, any provision for income tax expenses and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids and crude oil.  Historical schedules reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis.  Accordingly, the accompanying Schedule is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (SEC) Regulation S-X.

Revenue Recognition

Revenues are recorded on the sales method of accounting for crude oil, natural gas and natural gas liquids whereby direct operating revenues are recognized as the production is sold to purchasers at a fixed and determinable price, delivery has occurred and title has transferred.  The amount of production sold may differ from the amount to which the Properties are entitled based on the Properties’ ownership interest.  The Properties had no significant imbalance asset or liability at December 31, 2013.

PIEDRA ENERGY II, LLC

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Operating Expenses

Operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same.  Operating expenses are reflected net of gathering, processing and transportation revenues associated with the Properties.

Concentration of Credit Risk

Arrangements for crude oil, natural gas liquids, and natural gas sales are evidenced by signed contracts with determinable market prices and direct operating revenues are recorded when production is delivered.  A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare.

The Properties had revenues from two purchasers which accounted for over 73% of the oil and gas revenues during 2013.  This concentration of customers may impact the Properties’ overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions.  The Company believes this risk is mitigated by the size, reputation and nature of its purchasers.  All of the Properties revenues are from oil and gas production in Texas.  These concentrations may also impact the Properties by changes in the Texas region.

Recently Issued Accounting Pronouncements

There have been no accounting pronouncements issued during the period under audit, or in the subsequent period of December 31, 2013 through April 8, 2014 that are applicable to the Schedule.

Use of Estimates

The preparation of the Schedule in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of direct operating revenues and direct operating expenses during the respective reporting periods.  Actual results may differ from estimates and assumptions used in the preparation of the Schedule.

NOTE 2.   SUBSEQUENT EVENTS

We are not aware of any events that have occurred subsequent to December 31, 2013 but before April 8, 2014, the date the Schedule was available to be issued, that require consideration as adjustments to or disclosure in the Schedule.

PIEDRA ENERGY II, LLC

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Properties.  Natural gas volumes include natural gas liquids.

Proved reserves as of December 31, 2013 were estimated by qualified petroleum engineers of the Company using historical data and other information from the records of the third party seller of the Properties.

All information set forth herein relating to the proved reserves as of December 31, 2013, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the third party seller of the Properties.  These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves.  No reports on these reserves have been filed with any federal agency.  In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived, are based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the Properties.  Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

PIEDRA ENERGY II, LLC

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) — CONTINUED

The proved reserves, all from the Properties held within the United States, as of December 31, 2013 together with the changes therein are as follows:

	Natural Gas	Crude Oil	Total
	Mcf	Bbl	Mboe
Quantities of proved reserves:
Balance December 31, 2012	23,623,950	9,687,770	13,625,095
Revisions	8,527,322	(138,919)	1,282,301
Production	(661,782)	(266,761)	(377,058)

Balance December 31, 2013	31,489,490	9,282,090	14,530,338

	Natural Gas	Crude Oil	Total
	Mcf	Bbl	Mboe

Proved developed reserves
December 31, 2012	5,789,026	2,166,295	3,131,133
December 31, 2013	8,242,175	2,413,915	3,787,611

Proved undeveloped reserves
December 31, 2012	17,834,924	7,521,475	10,493,962
December 31, 2013	23,247,315	6,868,175	10,742,727

Standardized measure of discounted future net cash flows relating to proved reserves for 2013 was as follows:

Future cash inflows	$1,073,809,380
Future production and development costs:
Production	321,907,290
Development	160,555,000
Future state taxes	7,516,666

Future net cash flows	583,830,424

10% discount for estimated timing of cash flows.	(369,043,115)

Standardized measure of discounted future net cash flows	$214,787,309

PIEDRA ENERGY II, LLC

NOTES TO SCHEDULES OF DIRECT OPERATING REVENUES

AND DIRECT OPERATING EXPENSES

NOTE 3.   SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) — CONTINUED

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2013 to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end.  Future development costs include future asset retirement costs.  Future production costs do not include any general and administrative expenses.  The standardized measure presented here does not include the effects of federal income taxes as the tax basis for the Properties is not applicable on a go-forward basis.  A discount factor of 10% was used to reflect the timing of future net cash flows.  The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Properties.  The discounted future cash flow estimates do not include the effects of derivative instruments.  Average sales price per commodity follows:

Natural Gas per Mcf	$5.75
Crude Oil per Bbl	$96.79

The principal changes in standardized measure of discounted future net cash flows were as follows for 2013:

Standardized measure of discounted future net cash flows - beginning of year	$169,297,980
Changes from:
Production, net of production costs	(23,222,517)
Net change in prices and production costs	1,917,970
Net change in future developmental costs	553,529
Previously estimated development costs incurred	23,238,000
Revisions of previous quantity estimates	19,199,010
Accretion of discount	17,171,994
Net change in taxes	(343,371)
Change in timing and other	6,974,714

Aggregate change in standardized measure of discounted future net cash flows	$214,787,309